    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 27, 1998. POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT NO. 33-46519-99
==============================================================================
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                            -------------------------

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                   FORM S-8**

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           EL PASO ENERGY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                    DELAWARE                                                    76-0568816
         (STATE OR OTHER JURISDICTION OF                                     (I.R.S. EMPLOYER
         INCORPORATION OR ORGANIZATION)                                     IDENTIFICATION NO.)

                            EL PASO ENERGY BUILDING
                                 1001 LOUISIANA
                              HOUSTON, TEXAS 77002
                                 (713) 420-2131
         (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)


                           OMNIBUS COMPENSATION PLAN
                                      AND
                  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                           (FULL TITLE OF THE PLANS)

                               BRITTON WHITE, JR.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                            EL PASO ENERGY BUILDING
                                 1001 LOUISIANA
                              HOUSTON, TEXAS 77002
                                 (713) 420-2131
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            -------------------------
                                    COPY TO:
                            G. MICHAEL O'LEARY, ESQ.
                             ANDREWS & KURTH L.L.P.
                             600 TRAVIS, SUITE 4200
                              HOUSTON, TEXAS 77002
                            -------------------------

         **This Post-Effective Amendment to the Registration Statement on Form S-8 is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act"), by the Registrant, the successor to El Paso Natural Gas Company, a Delaware corporation, following a merger to effect a holding company reorganization effective as of August 1, 1998. The Registrant hereby expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended, and hereby sets forth any additional information necessary to reflect any material changes made in connection with or resulting from the succession, or necessary to keep this Registration Statement from being misleading in any material respect.
==============================================================================

                   POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8


         This Post-Effective Amendment to the Registration Statement on Form S-8 is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act") by the Registrant, the successor to El Paso Natural Gas Company, a Delaware corporation ("EPG"), following a merger to effect a holding company reorganization effective as of August 1, 1998. The Registrant hereby expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended, and hereby sets forth any additional information necessary to reflect any material changes made in connection with or resulting from the succession, or necessary to keep this Registration Statement from being misleading in any material respect.

         Subsequent to the holding company reorganization, shares of common stock and associated preferred share purchase rights, if any, issued pursuant to the Omnibus Compensation Plan and the Stock Option Plan for Non-Employee Directors (collectively, the "Plans") to which this Registration Statement relate shall be shares of common stock and preferred share purchase rights of the Registrant, rather than shares of common stock and preferred share purchase rights of EPG. Additionally, the sponsor of the Plans shall be the Registrant rather than EPG. These Plans will be known as the El Paso Energy Corporation Omnibus Compensation Plan and the El Paso Energy Corporation Stock Option Plan for Non-Employee Directors, respectively.

         The applicable registration fees were paid at the time of the original filing of this Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 27, 1998.


                                        EL PASO ENERGY CORPORATION



                                        By:      /s/ William A. Wise
                                           --------------------------------
                                                     William A. Wise
                                           Chairman of the Board, President
                                               and Chief Executive Officer



                               POWER OF ATTORNEY

         Each person whose individual signature appears below hereby authorizes
H. Brent Austin and Britton White, Jr., and each of them as attorneys-in-fact with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates as indicated.

                   Signature                          Title                               Date
                   ---------                          -----                               ----
              /s/ William A. Wise          Chairman of the Board,                   August 27, 1998
      -----------------------------------  President, Chief Executive
                William A. Wise            Officer and Director



              /s/ H. Brent Austin          Executive Vice President                 August 27, 1998
      -----------------------------------  and Chief Financial Officer
                H. Brent Austin


             /s/ Jeffrey I. Beason         Vice President and                       August 27, 1998
      -----------------------------------  Controller
               Jeffrey I. Beason           (Chief Accounting Officer)



              /s/ Byron Allumbaugh         Director                                 August 27, 1998
      -----------------------------------
                Byron Allumbaugh


            /s/ Juan Carlos Braniff        Director                                 August 27, 1998
      -----------------------------------
              Juan Carlos Braniff

               /s/ Peter T. Flawn          Director                          August 27, 1998
      -----------------------------------
                 Peter T. Flawn


              /s/ James F. Gibbons         Director                          August 27, 1998
      -----------------------------------
                James F. Gibbons


                /s/ Ben F. Love            Director                          August 27, 1998
      -----------------------------------
                  Ben F. Love


             /s/ Kenneth L. Smalley        Director                          August 27, 1998
      -----------------------------------
               Kenneth L. Smalley


               /s/ Malcolm Wallop          Director                          August 27, 1998
      -----------------------------------
                 Malcolm Wallop